EXHIBIT 10.1

SEPARATION AGREEMENT

This Separation Agreement (this “Agreement”) is entered as of April 13, 2021 (the “Effective Date”) between Terra Tech Corp. (“Terra Tech”) and Steven J. Ross (“Ross”).  Terra Tech and Ross may hereafter be referred to herein, individually, from time to time as a “Party”, and collectively herein from time to time as the “Parties”.

RECITALS

WHEREAS, Ross is a director of Terra Tech, and Terra Tech and Ross are parties to that certain Independent Director Agreement, dated as of July 1, 2019 (the “Independent Director Agreement”).

WHEREAS, Ross desires to resign as a Director of Terra Tech subject to the terms set forth herein.

NOW, THEREFORE, in consideration of the covenants, agreements, representations, and warranties contained in this Agreement, the receipt, sufficiency and adequacy of which is hereby mutually acknowledged by the Parties, and for valid and binding consideration, the Parties hereby memorialize their agreements as follows:

AGREEMENT

1. No Admission of Liability.  The Parties mutually acknowledge and agree that the delivery of this Agreement and the consideration provided for in this Agreement shall not be interpreted or construed as any form of admission of liability by any Party hereto, except as otherwise expressly specified herein.  The Parties expressly deny all liability to one another except as expressly provided for in this Agreement, which shall govern their separation and any relationship among them going forward from the Effective Date.

2. Consideration.  The consideration exchanged by and between the Parties in connection with this Agreement includes the following:

a.

Payments. Terra Tech shall make payments to Ross in cash by wire transfer of immediately available funds to an account designated by Ross as follows: 1) $87,500 on April 30, 2021, 2) $75,000 on August 16, 2021, and 3) $75,000 on December 31, 2021. Terra Tech shall make no deductions from such payments to Ross for any federal, state or local taxes including, without limitation, deductions for income tax withholding and social security taxes. Ross shall be responsible for the payment of all federal, state and local taxes, including, without limitation, deductions for income tax withholding and social security taxes, and shall provide Terra Tech with suitable evidence of the same whenever requested.

b.

Stock Issuance.Terra Tech shall issue to Ross freely-trading shares (the “Shares”) of common stock of Terra Tech (the “Common Stock”) as follows: 1) $50,000 of Shares on April 30, 2021, 2) $50,000 of Shares on August 16, 2021, and 3) $50,000 of Shares on December 31, 2021. The number of Shares issued will be calculated based on the closing price of the Common Stock on the trading day immediately prior to each applicable issuance date.

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c.

Options. All vested options to acquire shares of Common Stock held by Ross on the date hereof shall remain exercisable pursuant to their terms. Ross’s outstanding and unvested stock options will accelerate and become vested, and the restrictions applicable to any outstanding restricted stock awards will lapse and become vested as of the date hereof.

d.	Mutual Releases.

i.

Subject to the terms of this Agreement, except as expressly set forth herein, and in exchange for and as a part of the consideration set forth in herein, Ross individually and on behalf of his heirs, executors and administrators hereby fully releases and discharges Terra Tech and its agents, owners, officers, directors, partners, shareholders, employees, subsidiaries, affiliates, successors-in-interest, assigns, representatives, lawyers, counselors, advisors and/or agents, individually and collectively, of and from any and all conceivable known or unknown past, present, or future liabilities, debts, claims, demands for damages, costs, indemnification (except as otherwise provided herein), contribution, or any other thing, of any kind or nature whatsoever (the “Ross Released Claims”), for which Ross has or may have any conceivable known or unknown cause of action, claim, or demand for damages, costs, indemnification (except as otherwise provided herein), or a contribution, whether certain or speculative, fully or partially accrued, inchoate, springing, contingent, questioned or doubtful, which they may have or have had at any time prior hereto, come into existence or which may be brought in the future in connection with any acts or omissions whether known or unknown which have occurred at any time prior to the Effective Date of this Agreement including under the Independent Director Agreement, any claim by Ross for fraud, breach of contract, or wrongful termination by Terra Tech, or any claim for harassment or discrimination, discharge in violation of public policy and/or violation of any state and federal laws, including without limitation, the Age Discrimination In Employment Act as amended, the Older Workers Benefits Protection Act, the Fair Employment And Housing Act, the Americans With Disabilities Act, Title VII Of The Civil Rights Act Of 1964, as amended, the Fair Labor Standards Acts, as amended, the National Labor Relations Act, as amended, the Labor - Management Relations Act, as amended, the Worker Adjustment And Retraining Notification Act Of 1988, as amended, the Rehabilitation Act Of 1973, as amended, the Equal Pay Act, the Pregnancy Discrimination Act, the Employee Retirement Income Security Act Of 1974, as amended, the Family Medical Leave Act Of 1993, the California Family Rights Act, as amended and the California Labor Code. Notwithstanding this Section 2.c.i to the contrary, Ross’s rights under that certain Director Indemnification Agreement dated January 7, 2021, by and between Terra Tech and Ross as well as any indemnification rights contained in the corporate by-laws or governing documents of Terra Tech (collectively, the “Indemnification Agreements”), other than for claims which are not indemnifiable, (i) are hereby expressly excluded from the Ross Released Claims and (ii) shall survive pursuant to and in accordance with the terms of the Indemnification Agreements.

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ii.

Subject to the terms of this Agreement, except as expressly set forth herein, and in exchange for and as a part of the consideration set forth herein, Terra Tech including its subsidiaries, parent entities, and other related entities along with any person or entity claiming by, through or under Terra Tech or its related entities, including without limitation any of its agents, owners, officers, directors, partners, shareholders, employees, subsidiaries, affiliates, successors-in-interest, assigns, representatives, lawyers, counselors, advisors and agents, individually and collectively, hereby fully release and discharge Ross individually and his heirs, executors and/or administrators, representatives, lawyers, counselors, advisors, agents, and any entity in which Ross has ownership in or controls of and from any and all conceivable known or unknown past, present, or future liabilities, debts, claims, demands for damages, costs, indemnification (except as otherwise provided herein), contribution, or any other thing, of any kind or nature whatsoever, for which Terra Tech has or may have any conceivable known or unknown cause of action, claim, or demand for damages, costs, indemnification (except as otherwise provided herein), or any contribution, whether certain or speculative, fully or partially accrued, inchoate, springing, contingent, questioned or doubtful, which Terra Tech may have or has had at any time prior hereto, come into existence or which may be brought in the future in connection with any acts or omissions whether known or unknown which have occurred at any time prior to the Effective Date of this Agreement including under the Independent Director Agreement, or in connection with any job duties or functions for or obligations of any type to Terra Tech.

iii.

The parties acknowledge the existence of and, with respect to the releases hereinabove, expressly waive and relinquish any and all rights and benefits either has or may have under California Civil Code, Section 1542, which provides:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

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3. Prior Agreements.  The Parties hereby agree that the Independent Director Agreement is hereby terminated and of no further force or effect as of the date hereof. Ross acknowledges and affirms that he has been paid all amounts due to him through the date hereof under the Independent Director Agreement and any prior similar agreement between him and Terra Tech and waives any rights he may have to any additional payments under any such agreements except as set forth herein and in the Indemnification Agreements.

4. Resignation.  Upon full execution of this Agreement by all Parties hereto, Ross hereby resigns as a director of Terra Tech effective immediately.

5. Representations.

a.

Ross acknowledges and affirms that neither he nor his heirs, executors and/or administrators, representatives, lawyers, counselors, advisors and/or agents have knowledge of any pending or threatened action, demand, suit, claim or proceeding, or any inquiry, hearing, or investigation that could lead to the institution of any action, demand, suit, claim or proceeding, whether civil, criminal, administrative, investigative, or otherwise, against Terra Tech or its agents, owners, officers, directors, partners, shareholders, employees, subsidiaries, affiliates, successors-in-interest, assigns, representatives, lawyers, counselors, advisors and/or agents that has not been disclosed to Terra Tech in writing.

b.

Terra Tech acknowledges and affirms that neither it nor its parent, subsidiary, and related entities or their current or past representatives, lawyers, counselors, employees, officers, directors, shareholders, principals, advisors, agents, or related parties have knowledge of any pending or threatened action, demand, suit, claim or proceeding, or any inquiry, hearing, or investigation that could lead to the institution of any action, demand, suit, claim or proceeding, whether civil, criminal, administrative, investigative, or otherwise, against Ross or his heirs, executors, administrators or related persons or entities that has not been disclosed to Ross in writing.

c.

Terra Tech represents and warrants that the Shares and the shares of Common Stock underlying the options held by Ross (the “Option Shares”) (i) have been duly authorized and, when issued by Terra Tech and delivered to Ross in accordance with this Agreement, in the case of the Shares, or the terms of the options, as modified by this Agreement, in the case of the Option Shares, will be validly issued, will be outstanding as fully paid and non-assessable shares of Common Stock of Terra Tech, and will be free from all liens, claims, charges, encumbrances and other rights and restrictions, (ii) were issued in compliance with all applicable laws, (iii) are freely tradable securities without restriction on transfer under securities laws or otherwise, and (iv) duly approved by the board of directors of Terra Tech for purposes of Rule 16b-3(d)(1) under the Securities Exchange Act of 1934, as amended.

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d.	Each Party further warrants and represents to the other Party that:

i.

Each has had the opportunity to consult and discuss fully with counsel of their choosing this Agreement including the meaning and effect of the above waivers and releases, are aware that either may hereafter discover facts different from or in addition to those which either now knows or believes to be true with respect to the matters released above, and agree that the releases so given shall be and remain in effect as a full and complete release of the respective claims and other matters, notwithstanding any such different or additional facts;

ii.

that each has full and complete authority and capacity to enter into this Agreement including on behalf of all entities and persons affected by this Agreement and the releases, waivers, and other matters contained herein; and

iii.

that each has had the opportunity to and has actively participated in the drafting and construction of his Agreement, and the provisions of this Agreement shall not be construed against or in favor of any Party hereto.

All warranties and representations shall survive the execution and implementation of this Agreement.

6. No Assignment.  The Parties warrant and represent that neither they, nor anyone on their behalf, previously assigned or transferred or purported to assign or transfer, or will in the future assign or transfer or purport to assign or transfer, to any person or entity not a party to this Agreement any claims released by this Agreement.

7. Confidentiality.  Except as otherwise required by applicable law, rule or regulation, the content of this Agreement, and of the Parties’ discussions and negotiations pertaining to it, are confidential, meaning that the Parties will not disclose or knowingly allow to be disclosed any information concerning this Agreement and its performance to anyone, except that the Agreement and any details relating hereto may be disclosed by the Parties to their respective attorneys, accountants, and, as required, to governmental authorities for legally valid purposes. Further, to the extent required by applicable law, rule or regulation, this Agreement or portions hereof may be included as an attachment to or portion of any required public filing by Terra Tech, and/or may be referenced in any relevant public filings by its title, date and party and signatory names.

8. Non-Disparagement.  The Parties agree that no Party shall disparage another to clients, customers or other third parties, or otherwise make statements or take actions that would place any Party in a negative light, which includes refraining from defaming, libeling, disparaging or otherwise making statements which would place any Party or any client of any Party in a negative light, without limitation, in any public forum including newspaper, magazine, periodical, book, television broadcast, motion picture, videotape, film, play, interview, weblog, chat rooms, e-mails or other medium associated with the world wide web and/or internet or any other means of public expression, and to any person or entity (whether done anonymously or not), and that the remedy for any alleged violation of this provision shall be an application for injunctive relief in a court of competent jurisdiction, with respect to which the Parties agree to waive any and all bonding requirements that might otherwise apply. Terra Tech agrees that it shall provide Ross with a copy of any proposed written statement involving Ross or this Agreement one business day prior to its publication and will provide an opportunity for Ross and his counsel to comment on such statement and accept any reasonable revisions.

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9. Miscellaneous Provisions

a.

This Agreement is the entire agreement of the Parties relating to the subject matters addressed herein, meaning that any prior understandings, representations or statements, oral, written or implied, concerning such subject matters are expressly superseded, eliminated and replaced by this Agreement such that this Agreement embodies the full and final understandings and obligations of the Parties with respect to each other going forward from the Effective Date.

b.

This Agreement shall be governed by and construed according to California law. The Parties agree that any claim or dispute arising from this Agreement must be resolved by the federal or state courts located in Orange County, California, and no other.

c.

If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable, in whole or in part, the remainder shall remain in effect and the stricken provision (or portion thereof) shall be replaced, to the extent possible, with an enforceable provision as similar in tenor as legally permissible.

d.

This Agreement can only be amended in a writing signed by all of the Parties hereto, or by the successors to such Parties, and which expressly identifies itself as an amendment to or modification of this Agreement.

e.	This Agreement shall inure to the benefit of and be binding on the heirs, executors, administrators, legal successors and assigns of the Parties hereto.

f.

This Agreement, together with any exhibits, attachments, and/or schedules hereto, may be signed in counterparts with signatures compiled using the signature pages hereof, and delivered by email to the other Parties, and each such signed and transmitted Agreement which includes all specified signatures shall be deemed an original instrument and shall each constitute a true and complete copy of the entire Agreement.

g.	Each party shall bear its/his own costs with respect to the drafting, negotiation and execution of this Agreement.

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h.	In any action or proceeding arising from or related to this Agreement, the prevailing party shall be entitled to apply for an award of reasonable attorneys’ fees and costs in any such action.

i.

This Agreement is the result of negotiations between the Parties. Any ambiguity shall not be construed against either side on the basis of such side having drafted, prepared, suggested or reviewed the language of any provision.

j.

The Parties acknowledge they have read and understood this Agreement, in its entirety, and voluntarily enter this Agreement of their own free will, without duress or undue influence by any non-party or party to this Agreement.

k.

Subject to the terms and conditions of this Agreement, each of the Parties shall use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable, under applicable law or otherwise, to fulfill its obligations under this Agreement and to consummate the transactions contemplated hereby.

l.	Notices: Notices required or permitted under this Agreement shall be sent by the party issuing the notice as follows, and shall be deemed received by the recipient upon actual receipt:

i.	If to Ross:

By Certified U.S. Mail, recognized national overnight delivery service, or hand delivery to:

________________

________________

________________

With a courtesy, non-notice copy by email to: ______________

With a copy via email and either overnight or postal delivery to:

___________________

___________________

___________________

Attn: ______________

ii.	If to Terra Tech:

By Certified U.S. Mail, recognized national overnight delivery service, or hand delivery to:

Terra Tech Corp.

3242 S. Halladay St., Suite 202

Santa Ana, CA 92705

Attn: CEO

With a courtesy, non-notice copy by email to: ______________

[signatures page follows]

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IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first written above.

Terra Tech Corp.

/s/ Francis Knuettel II
By:	Francis Knuettel II
Its:	CEO and President

/s/ Steven J. Ross
By:	Steven J. Ross

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